    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1998. POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-26823-99
================================================================================

                                 UNITED STATES
                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549

                              ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM S-8**

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           EL PASO ENERGY CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                            76-0568816
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

                            EL PASO ENERGY BUILDING
                                 1001 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 420-2131
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                           EL PASO ENERGY CORPORATION
                              STRATEGIC STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                               BRITTON WHITE, JR.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            EL PASO ENERGY BUILDING
                                 1001 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 420-2131
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              ------------------
                                    COPY TO:
                            G. MICHAEL O'LEARY, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                              ------------------

         **This Post-Effective Amendment to the Registration Statement on Form S-8 is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by the Registrant, the successor to El Paso Natural Gas Company, a Delaware corporation, following a merger to effect a holding company reorganization effective as of August 1, 1998. The Registrant hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange
Act of 1934, as amended, and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.
================================================================================

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8


         This Post-Effective Amendment to the Registration Statement on Form S-8 is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by the Registrant, the successor to El Paso Natural Gas Company, a Delaware corporation ("EPG"), following a merger to effect a holding company reorganization effective as of August 1, 1998. The Registrant hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.

         Subsequent to the holding company reorganization, shares of common stock and associated preferred share purchase rights, if any, issued pursuant to the El Paso Energy Corporation Strategic Stock Plan (the "Plan") to which this Registration Statement relates shall be shares of common stock and preferred share purchase rights of the Registrant, rather than shares of common stock and preferred share purchase rights of EPG. Additionally, the sponsor of the Plan shall be the Registrant rather than EPG. The Plan will continue to be known as the El Paso Energy Corporation Strategic Stock Plan.

         The applicable registration fees were paid at the time of the original filing of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 27, 1998.


                                     EL PASO ENERGY CORPORATION




                                     By:      /s/ William A. Wise
                                        --------------------------------
                                                  William A. Wise
                                         Chairman of the Board, President
                                           and Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes
H. Brent Austin and Britton White, Jr., and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

                   Signature                                  Title                                Date
                   ---------                                  -----                                ----
              /s/ William A. Wise                    Chairman of the Board,                   August 27, 1998
      -----------------------------------          President, Chief Executive
                William A. Wise                        Officer and Director



              /s/ H. Brent Austin                    Executive Vice President                 August 27, 1998
      -----------------------------------          and Chief Financial Officer
                H. Brent Austin


             /s/ Jeffrey I. Beason                      Vice President and                    August 27, 1998
      -----------------------------------                   Controller
               Jeffrey I. Beason                    (Chief Accounting Officer)



              /s/ Byron Allumbaugh                           Director                         August 27, 1998
      -----------------------------------
                Byron Allumbaugh


            /s/ Juan Carlos Braniff                          Director                         August 27, 1998
      -----------------------------------
              Juan Carlos Braniff

               /s/ Peter T. Flawn                            Director                         August 27, 1998
      -----------------------------------
                 Peter T. Flawn


              /s/ James F. Gibbons                           Director                         August 27, 1998
      -----------------------------------
                James F. Gibbons


                /s/ Ben F. Love                              Director                         August 27, 1998
      -----------------------------------
                  Ben F. Love


             /s/ Kenneth L. Smalley                          Director                         August 27, 1998
      -----------------------------------
               Kenneth L. Smalley


               /s/ Malcolm Wallop                            Director                         August 27, 1998
      -----------------------------------
                 Malcolm Wallop